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EXHIBIT 10.1 TO FORM 8K


TFC ENTERPRISES, INC.                                    CONTACT:  CRAIG POPPEN
NEWS RELEASE                                                       757-858-4054

*FOR IMMEDIATE RELEASE*

TFCE's PRINCIPAL LENDER ANNOUNCES PLAN TO EXIT AUTOMOBILE FINANCE MARKET

NORFOLK, VA, December 5, 2000 /PRNewswire/ -- TFC Enterprises, Inc. (the Company) (NASDAQ: TFCE) today announced that its wholly owned subsidiary, THE Finance Company (TFC), extended the term of its revolving credit facility with its principal lender through March 31, 2001. TFC and its principal lender are currently negotiating an extension beyond this date. TFC's principal lender recently announced that it would no longer participate in the business of financing automobiles or automobile finance companies however; it has assured the Company that it will work with its customers, including the Company, to smoothly transition their facilities.

In conjunction with the Company's previously stated plan to diversify its funding, the Company has been and is currently in discussions with several lenders. These discussions include revolving credit facilities, warehouse facilities and a continuation of the securitization program. The Company's proven ability to comply with the terms and covenants of its various credit facilities, its profitability in each of the last 11 consecutive quarters and the successful completion of two securitizations totaling $146 million during the last 12 months cause management to believe it should be able to diversify its funding.

In additional to historical information, this press release and statements by the Company's management team may contain forward-looking statements that are subject to risks and uncertainties that could cause the Company's results to differ materially from those anticipated in forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's current analysis. In accordance with the Private Securities Litigation Reform Act of 1995, the following are factors that could cause the Company's actual results to differ materially from those expressed or implied by such forward-looking statements: failure to obtain credit facilities to replace the Company's current principal lender, a rise in interest rates, a deterioration of credit experience, competitive pricing and other factors, the loss of or reduction in its credit facilities, or if the Company were to face increased competition. Investors are encouraged to review TFC Enterprise's SEC filings for more information about the factors affecting the Company's business.

TFC Enterprises, Inc., conducts its operations through four wholly-owned subsidiaries: THE Finance Company, specializes in purchasing and servicing installment sales contracts originated by automobile and motorcycle dealers; First Community Finance, Inc., is involved in the direct origination and servicing of consumer loans; and Recoveries, Inc., a third party debt collection agency, services foreclosed or troubled loan portfolios and receivables for medical organizations and others. Based in Norfolk, VA, TFC Enterprises, Inc., has ten contract production offices of THE Finance Company throughout the United States and twenty-one offices of First Community Finance in Virginia and North Carolina. The Company's common stock symbol is listed on Nasdaq National Market and trades under the symbol "TFCE".